UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2013

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K                                First Financial Bancorp.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers

Agreements with Certain Officers

Effective November 1, 2013 the Company entered into an Employment and Non-Competition Agreement (Employment Agreement) with Anthony M. Stollings, Chief Financial Officer and Chief Administrative Officer and a Severance and Change in Control Agreement (Severance Agreement) with Kevin T. Langford, President, Consumer Banking. Changes to compensation were previously reported in a Current Report on Form 8-K on September 18, 2013.

Employment Agreement - Anthony M. Stollings

The Employment Agreement provides for a term commencing on November 1, 2013 and ending on April 30, 2014, which term will automatically extend for consecutive additional one-year periods unless either party gives at least 90 days written notice prior to a scheduled expiration date that the term will not renew. Upon a change in control of the Company, the term of the Employment Agreement will be two years from the completion of the change in control transaction. Upon entering into the Employment Agreement, Mr. Stollings' participation in the Company’s Key Management Severance Plan was terminated and superseded by the Employment Agreement.

Pursuant to the Employment Agreement, Mr. Stollings shall continue to serve in the position that he held prior to entering into the agreement, as identified above. The Employment Agreement provides that Mr. Stollings will be entitled to receive an annual base salary at the rate applicable prior to entering into the agreement. In addition, he will be eligible to be awarded an annual short-term bonus and an annual long-term incentive award, as determined by the Compensation Committee, with target short- and long-term award opportunities equal to a percentage of the executive’s base salary. Mr. Stollings base salary, annual short-term bonus target percentage, and long-term incentive opportunity were previously disclosed in the Current Report on Form 8-K filed September 18, 2013.

In addition, while employed, Mr. Stollings is eligible to participate in the employee benefit plans that are offered generally to the Company’s other executive officers, subject to the terms and conditions of the applicable plan.

The Employment Agreement provides certain benefits to Mr. Stollings if the Company terminates the executive’s employment without “cause" (as such term is defined the Employment Agreement) or the executive resigns his employment with "good reason" (generally a significant reduction in base salary, breach of the agreement, material and adverse change in responsibilities, or failure of the Company to obtain the written agreement of any successor to assume the Employment Agreement). Upon such a termination of employment, he would receive the following payments and benefits: (1) earned and unpaid base salary and vacation pay through the date of termination, (2) continued payment of base salary for 24 months, (3) an amount equal to two times his target bonus amount (subject to adjustment in the event he is subject to section 162(m) of the Internal Revenue Code, as amended (the “Code”)), (4) outplacement assistance at the Company’s expense (at a cost of up to 5% of his base salary), (5) up to twelve months of COBRA premium payment contributions from the Company (if eligible), and (6) other benefits to which he is entitled under the terms of the Company’s benefit plans (other than severance benefits). The severance payments and benefits are subject to his execution and non-revocation of a release of claims against the Company and its affiliates and continued compliance with the restrictive covenants described below.

The Employment Agreement provides that, in the event that any of the payments or benefits provided under the agreement or otherwise would constitute an “excess parachute payment” (as defined in Section 280G of the Code), the payments or benefits under the agreements will be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Code, if such reduction would cause Mr. Stollings to retain an after-tax amount in excess of what would be retained if no reduction were made.

Under the Employment Agreement, Mr. Stollings is restricted from revealing confidential information of the Company and disparaging the Company. In addition, for six months following termination of employment (other than upon termination for cause for the executives), Mr. Stollings may not compete with the Company and, for two years following termination of employment, he may not solicit the Company’s clients or solicit or hire the Company’s employees.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Severance and Change in Control Agreement - Kevin T. Langford

The Severance Agreement provides for a term commencing on November 1, 2013 and ending on April 30, 2014, which term will automatically extend for consecutive additional one-year periods unless either party gives at least 90 days written notice prior to a scheduled expiration date that the term will not renew. Upon a change in control of the Company, the term of the Severance Agreement will be one year from the completion of the change in control transaction. Upon entering into the Severance Agreement, Mr. Langford's participation in the Company’s Key Management Severance Plan was terminated and superseded by the Severance Agreement.

The Severance Agreement provides certain benefits to Mr. Langford if the Company terminates the executive’s employment without “cause" and not in connection with a “change in control” (as such terms are defined the Severance Agreement). Upon such a termination of employment, he would receive the following payments and benefits: (1) earned and unpaid base salary and vacation pay through the date of termination, (2) continued payment of base salary for 24 months, (3) an amount equal to two times his target bonus amount (subject to adjustment in the event he is subject to section 162(m) of the Code), (4) outplacement assistance at the Company’s expense (at a cost of up to 5% of his base salary), (5) up to twelve months of COBRA premium payment contributions from the Company (if eligible), and (6) other benefits to which he is entitled under the terms of the Company’s benefit plans (other than severance benefits).

In the event of a change in control, the Severance Agreement provides certain benefits to Mr. Langford if the Company terminates his employment without “cause" or Mr. Langford terminates his employment with "good reason" (generally, a material reduction in base salary). Upon such a termination of employment, he would receive the following payments and benefits: (1) earned and unpaid base salary and vacation pay through the date of termination, (2) a payment equal to two-times his base salary paid over a 24-month period (notwithstanding the foregoing, the Company or its successor in its sole and absolute discretion may accelerate any installment payment or portion thereof to be paid on any date prior to the date the installment payment would otherwise be paid, subject to the limitations of the Severance Agreement), (3) a lump sum payment equal to two times his target bonus amount (subject to adjustment in the event he is subject to section 162(m) of the Code), (4) outplacement assistance at the Company’s expense (at a cost of up to 5% of his base salary), (5) up to twelve months of COBRA premium payment contributions from the Company (if eligible), and (6) other benefits to which he is entitled under the terms of the Company’s benefit plans (other than severance benefits).

In either case, the severance payments and benefits are subject to his execution and non-revocation of a release of claims against the Company and its affiliates and continued compliance with the restrictive covenants described below.

The Severance Agreement provides that, in the event that any of the payments or benefits provided under the agreements or otherwise would constitute an “excess parachute payment” (as defined in Section 280G of the Code), the payments or benefits under the agreements will be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Code, if such reduction would cause Mr. Langford to retain an after-tax amount in excess of what would be retained if no reduction were made.

Under the Severance Agreement, Mr. Langford is restricted from revealing confidential information of the Company and disparaging the Company. In addition, for six months following termination of employment (other than upon termination for cause for the executives), Mr. Langford may not compete with the Company and, for two years following termination of employment, he may not solicit the Company’s clients or solicit or hire the Company’s employees.

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the Severance Agreement, which is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.

Additional Agreement

Effective November 2, 2013, the Company also entered into a consulting agreement with Gregory A. Gehlmann, the Company's former EVP & General Counsel (Consulting Agreement).  Mr. Gehlmann’s resignation was previously disclosed in a Current Report on Form 8-K filed with the SEC on October 9, 2013.  The Consulting Agreement is for a term of one month ending December 2, 2013, unless earlier terminated by either party by giving 10 days prior notice.  Pursuant to the Consulting Agreement, Mr. Gehlmann has agreed to serve as a consultant to the Company and its affiliates with respect to certain transition matters.  This description of the Consulting Agreement is qualified in its entirety to Exhibit 10.3 which is incorporated herein by reference.  Portions of Schedule A to the Consulting Agreement are redacted as confidential and proprietary.

Item 9.01    Exhibits.

(d)	Exhibits:

10.1	Employment and Non-Competition Agreement between First Financial Bancorp and Anthony M. Stollings, EVP - Chief Financial Officer and Chief Administrative Officer dated November 1, 2013.
10.2	Severance and Change in Control Agreement between First Financial Bancorp and Kevin T. Langford, President - Consumer Banking dated November 1, 2013.
10.3	Consulting Agreement between First Financial Bancorp and Gregory A. Gehlmann, EVP & General Counsel effective November 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ Anthony M. Stollings
Anthony M. Stollings
Executive Vice President, Chief Financial Officer
and Chief Administrative Officer

Date:	November 5, 2013

Form 8-K                                First Financial Bancorp.

Exhibit Index

Exhibit No.	Description

10.1	Employment and Non-Competition Agreement between First Financial Bancorp and Anthony M. Stollings, EVP - Chief Financial Officer and Chief Administrative Officer dated November 1, 2013.
10.2	Severance and Change in Control Agreement between First Financial Bancorp and Kevin T. Langford, President - Consumer Banking dated November 1, 2013.
10.3	Consulting Agreement between First Financial Bancorp and Gregory A. Gehlmann, EVP & General Counsel effective November 2, 2013.